UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Illumina, Inc.
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February 7, 2012

Dear Colleagues:

I am writing to update you about Roche’s offer to acquire Illumina.

As you may have already seen, a few moments ago we issued a press release announcing that our Board of Directors has rejected Roche’s unsolicited tender offer to acquire us for $44.50 per share. Following a thorough review of the offer, consistent with its responsibilities to stockholders, our Board unanimously determined that the offer was grossly inadequate in multiple respects, dramatically undervalues Illumina, and is not in the best interests of Illumina’s stockholders. Our Board strongly believes that Illumina’s business plan as an independent entity will deliver far superior value to our stockholders than would Roche’s offer. Our press release is attached for your reference.

Simply put, Roche’s offer does not begin to reflect Illumina’s value as a standalone company. We have worked hard to establish ourselves as the clear market and technology leader in tools for genetic analysis. Our industry is nascent, with the promise and potential to experience extraordinary growth in the years ahead as the technology that we’ve created enables genetic information to become broadly applied beyond molecular biology research, and into medical diagnostics, reproductive health and cancer management. As the growth of our industry accelerates, we are singularly positioned to not only maintain but expand our market leadership, which will translate into tremendous opportunities for you as well our customers, patients and stockholders.

Following today’s announcement, we expect that there will continue to be speculation about Roche, which may be distracting. However, our day to day business is strong and our future is very bright. I encourage you to stay focused on executing as you always have.

If you hold shares of Illumina, you may receive a notice from your broker or electronic trading account informing you of a deadline by which you would have to elect to tender your shares. In acting on such a deadline, it is important that you review the Board’s recommendation and all of the underlying reasons that informed that recommendation. You can find the Board’s complete response in the Company’s 14D-9 filing, which is available on our website.

We will continue to do our best to keep you informed about any developments, as appropriate. If you receive any outside inquiries regarding this situation, media or otherwise, please direct them to the contacts listed on the release. If you have any other questions, please do not hesitate to reach out to your director or VP, or contact me, Christian or Marc Stapley.

Thank you for your hard work and continued support.

Best regards,

Jay Flatley

President & Chief Executive Officer

# # #

FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when they become available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also will be able to obtain free copies of these documents, and other documents filed with the SEC by Illumina, from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

In addition, Illumina will file a proxy statement and a WHITE proxy card with the SEC. The definitive proxy statement will be mailed to security holders of Illumina. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when they become available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also will be able to obtain free copies of the proxy statement, and other documents filed with the SEC by Illumina, from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Illumina and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting of Stockholders under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of Illumina’s directors and executive officers in (i) Illumina’s Annual Report on Form 10-K for the year ended January 2, 2011, which was filed with the SEC on February 28, 2011, and (ii) Illumina’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2011. To the extent that Illumina’s directors’ and executive officers’ holdings of Illumina’s securities have changed from the amounts printed in the proxy statement for the 2011 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.